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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K





                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (date of earliest event reported) July 15, 2003



                        LORAL SPACE & COMMUNICATIONS LTD.
             (Exact name of registrant as specified in its charter)


            Bermuda                      1-14180                 13-3867424
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)


                         c/o Loral SpaceCom Corporation
                   600 Third Avenue, New York, New York 10016
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (212) 697-1105

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ITEM 3. BANKRUPTCY OR RECEIVERSHIP
ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

                  On July 15, 2003, Loral Space & Communications Corporation, a Delaware corporation, Loral SpaceCom Corporation, a Delaware corporation, and Loral Satellite, Inc., a Delaware corporation (collectively, the "Sellers"), direct or indirect subsidiaries of Loral Space & Communications Ltd., a Bermuda company (the "Registrant"), entered into a definitive agreement (the "Asset Purchase Agreement") to sell to Intelsat, Ltd., a Bermuda company, and Intelsat (Bermuda), Ltd., a Bermuda company (together, the "Purchasers"), substantially all of the assets of the Sellers' Skynet fixed satellite services business for up to $1.1 billion in cash, subject to certain price adjustments related to Sellers' ability to achieve specified operating parameters prior to the closing. Consummation of the transaction is conditioned on the conduct of an auction by the bankruptcy court in Sellers' bankruptcy cases described below, the business being sold continuing to meet certain operating parameters, receipt of the approval of the Federal Communications Commission and certain other closing conditions typical for transactions of this type. There can be no assurance that the transaction contemplated by the Asset Purchase Agreement will be consummated. A copy of the Asset Purchase Agreement is included as Exhibit 10.1 to this Report.

                  In conjunction with and as a precondition to this sale, the Registrant and certain of its subsidiaries, including the Sellers, filed voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on July 15, 2003 in the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court"). The Registrant and its subsidiaries, including the Sellers, will continue to manage their properties and operate their businesses as "debtors-in-possession" under the jurisdiction of the U.S. Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

                  Also on July 15, 2003, the Registrant filed a parallel insolvency proceeding in the Supreme Court of Bermuda (the "Bermuda Court"). The Bermuda Court granted certain principals of KPMG LLP the power to oversee the continuation and reorganization of the Registrant's businesses under the control of its board of directors and under the supervision of the U.S. Bankruptcy Court and the Bermuda Court.

CAUTIONARY STATEMENT

                  This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions, which have been described in the section of the Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2002, entitled "Certain Factors That May Affect Future Results," and the company's other filings with the Securities and Exchange Commission. The reader is specifically referred to these documents.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  Exhibit 10.1      Asset Purchase Agreement, dated as of
                                    July 15, 2003, among Intelsat, Ltd., a
                                    Bermuda company, Intelsat (Bermuda), Ltd., a
                                    Bermuda company, Loral Space &
                                    Communications Corporation, a Delaware
                                    corporation and a debtor and debtor in
                                    possession, Loral SpaceCom Corporation, a
                                    Delaware corporation and a debtor and debtor in possession, and Loral Satellite, Inc., a Delaware corporation and a debtor and debtor in possession (including Annex A and Annex B thereto).







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                                   SIGNATURES





                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                            Loral Space & Communications Ltd.



                                            By: /s/ Avi Katz
                                               ---------------------------------

                                            Name:  Avi Katz

                                            Title: Vice President and Secretary







Date: July 23, 2003